                                                             EXHIBIT 11.1

                                         COMPUTATION OF CONSOLIDATED EARNINGS (LOSS) PER SHARE
                                               (in thousands, except per share amounts)
                                                              (unaudited)

                                                          2nd Quarter Ended           2 Quarters Ended
                                                       -----------------------    -----------------------
                                                         June 18,     June 19,      June 18,     June 19,
                                                          1994         1993          1994          1993
                                                       ----------   ----------    ----------   ----------

Earnings before extraordinary loss and
 cumulative effect of change in accounting . . . .     $  69,978     $ 29,621     $ 125,668    $  59,085
Extraordinary loss . . . . . . . . . . . . . . . .        (2,645)      (2,136)      (10,978)     (11,178)
Cumulative effect of change in accounting. . . . .                                              (159,193)
                                                       ---------     --------     ---------    ---------
Net earnings (loss). . . . . . . . . . . . . . . .     $  67,333     $ 27,485     $ 114,690    $(111,286)
                                                       =========     ========     =========    =========

PRIMARY <F1>
- ------------

Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding . . . . . . . . . . .      109,546      105,744       108,903      100,576
     Stock options. . . . . . . . . . . . . . . . .        3,420        2,649         3,542        2,503
                                                       ---------     --------     ---------    ---------
                                                         112,966      108,393       112,445      103,079
                                                       =========     ========     =========    =========

Primary earnings from operations per share. . . . .    $     .62     $    .27     $    1.12    $     .57
Primary results of extraordinary loss per share . .         (.02)        (.02)         (.10)        (.11)
Primary results of cumulative effect of change
 in accounting. . . . . . . . . . . . . . . . . . .                                                (1.54)
                                                       ---------     --------     ---------    ---------
Primary net earnings (loss) per share . . . . . . .    $     .60     $    .25     $    1.02    $   (1.08)
                                                       =========     ========     =========    =========

FULLY DILUTED <F1>
- ------------------
Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding . . . . . . . . . . .      109,546      105,744       108,903      100,576
     Stock options. . . . . . . . . . . . . . . . .        3,652        2,664         3,986        2,758
     Convertible debt . . . . . . . . . . . . . . .       17,074       17,074        17,074       17,074
                                                       ---------     --------     ---------    ---------
                                                         130,272      125,482       129,963      120,408
                                                       =========     ========     =========    =========

Fully diluted earnings from
   operations per share <F2>. . . . . . . . . . . .    $     .57     $    .27     $    1.02    $     .55
Fully diluted results of extraordinary
   loss per share . . . . . . . . . . . . . . . . .         (.02)        (.02)         (.08)        (.09)
Fully diluted results of cumulative effect of
   change in accounting . . . . . . . . . . . . . .                                                (1.32)
                                                       ---------     --------     ---------    ---------
Fully diluted net earnings (loss) per share <F2>. .    $     .55     $    .25     $     .94    $    (.86)
                                                       =========     ========     =========    =========




<F1> The Convertible Junior Subordinated Debentures issued in March 1991 and the Convertible Junior Subordinated Notes issued in
     December 1992 are not included in the computation of primary earnings per share since they are not common stock equivalents.
     They are included in the fully diluted earnings per share calculation for the quarters ended June 18, 1994 and June 19, 1993 an the two quarters ended June 18, 1994 and June 19, 1993.

<F2> Earnings used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of
     $3.7 million for the quarters ended June 18, 1994 and June 19, 1993 and $7.3 million for the two quarters ended June 18, 1994 and June 19, 1993 that would have been avoided in connection with the assumed conversion of the convertible debt issues as of the beginning of each year.
